EXHIBIT 99(b)

Exhibit 99(b)

PROXY                                             EDGEMARK FINANCIAL CORPORATION

SPECIAL MEETING OF STOCKHOLDERS
_________________, 1994

The undersigned stockholder acknowledges receipt of a Notice of Annual Meeting and a Proxy Statement for the annual meeting referred to above, and appoints ______________________________________, or either of them, each with full power of substitution, attorneys and proxies to represent the stockholder, and to vote and act with respect to all shares that the stockholder would be entitled to vote, at the special meeting of stockholders of EdgeMark Financial Corporation referred to above and at any adjournment of that meeting, on all matters which come before the meeting.

1. Proposal to adopt the Agreement and Plan of Merger, dated as of November 1, 1993, among the Company, Old Kent Financial Corporation and Old Kent-Illinois, Inc.


          ____  FOR             _____  AGAINST            ____ ABSTAIN


Your Board Of Directors recommends a vote FOR the Proposal.


2. In their discretion, upon any other matter which may properly come before the meeting.


This proxy is solicited on behalf of the Board of Directors. If this proxy is properly executed and delivered, the shares represented by this proxy will be voted as specified. If no specification is given, the shares will be voted for approval of Agreement and Plan of Merger. The shares represented by this proxy will be voted in the discretion of the proxies on any other matter which may come before the meeting.

The undersigned hereby revokes any proxy heretofore given to vote such shares at said meeting or at any adjournment thereof.

                                  ___________________________________________

Dated:  ___________, 1994         ___________________________________________
                                  SIGNATURE(S) OF STOCKHOLDER(S)
                                  (Please sign exactly as name(s) appear(s) on
                                   your stock certificate, indicating, where proper, official position or representative capacity. When shares are held by joint tenants, both should sign.)

Please mark, sign, and return promptly in the enclosed envelope to EdgeMark Financial Corporation, Merchandise Mart Plaza, Suite 2400, Chicago, Illinois 60654. No postage need be affixed if mailed in the United States.